EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SYLVAN LEARNING SYSTEMS, INC.

                                                                                                      YEARS ENDED
                                                                                                      DECEMBER 31,

                                                                                    ------------------------------------------------
                                                                                       1994               1995               1996
                                                                                    ------------------------------------------------
 PRIMARY:

 AVERAGE SHARES OUTSTANDING                                                         13,107,967         13,718,007         21,614,816
 DILUTIVE EFFECT OF STOCK OPTIONS - Based on the treasury
 stock method using the average market price                                         1,763,895          1,851,103          1,379,485
 COMMON STOCK CONTINGENTLY ISSUABLE                                                          0             95,693            446,033
                                                                                    ------------------------------------------------
 TOTAL                                                                              14,871,862         15,664,803         23,440,334
                                                                                    ==========         ==========         ==========

 NET INCOME                                                                         $3,385,557         $3,547,829        $14,743,106
 CONTINGENT GOODWILL AMORTIZATION FOR ACQUISITIONS                                          $0           $170,547           $629,716
                                                                                    ------------------------------------------------
 SUPPLEMENTAL NET INCOME                                                            $3,385,557         $3,377,282        $14,113,390
                                                                                    ==========         ==========        ===========
                                                                                                                         -----------
 PER SHARE AMOUNTS                                                                       $0.23              $0.22              $0.60
                                                                                         =====              =====              =====

 FULLY DILUTED:

 AVERAGE SHARES OUTSTANDING                                                         13,107,967         13,718,007         21,614,816
 DILUTIVE EFFECT OF STOCK OPTIONS - Based on the treasury
 stock method using the market price at the end of the year                          2,011,048          2,158,119          1,521,174
 COMMON STOCK CONTINGENTLY ISSUABLE                                                          0             95,693            446,033
                                                                                    ------------------------------------------------
 TOTAL                                                                              15,119,015         15,971,819         23,582,023
                                                                                    ==========         ==========         ==========


 NET INCOME                                                                         $3,385,557         $3,547,829        $14,743,106
 CONTINGENT GOODWILL AMORTIZATION FOR ACQUISITIONS                                          $0           $170,547           $629,716
                                                                                    ------------------------------------------------
 SUPPLEMENTAL NET INCOME                                                            $3,385,557         $3,377,282        $14,113,390
                                                                                    ==========         ==========        ===========
                                                                                                                         -----------
 PER SHARE AMOUNTS                                                                       $0.22              $0.21              $0.60
                                                                                         =====              =====              =====